Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908

Trigger Callable Contingent Yield Notes with Daily Coupon Observation

Linked to

Two or More Equities and/or Indices

Product Supplement
Dated May 2, 2016
(To Prospectus dated April 29, 2016)

The Notes UBS AG may offer and sell Trigger Callable Contingent Yield Notes with Daily Coupon Observation (the “Notes”) from time to time.

The Underlier(s)

Each of the Notes may be linked to the least performing of two or more of the following:

†	a common stock, including an American depositary receipt (an “ADR”), of a specific company,
†	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”), and/or
†	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”).

General Terms

This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The applicable prospectus supplement and applicable final terms supplement (together, the “applicable supplements”) to this product supplement will describe the specific terms of any Notes that we offer, including the underlying assets and the specific manner in which such Notes may be offered. The Notes may be referred to in the applicable supplements as the “Trigger Callable Contingent Yield Securities with Daily Coupon Observation”, the “securities” or in such other manner as may be specified in the applicable supplements.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement, the index supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement, third, this product supplement; fourth, the index supplement and last, the accompanying prospectus.

Unless otherwise specified in the applicable supplements, the general terms of the Notes are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”).

Booking Branch:	The booking branch of UBS will be specified in the applicable supplement.

Issue Price:	The issue price per Note will be set equal to 100% of the principal amount of each Note.

Trade Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.

Settlement Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.

Final Valuation Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “—Final Valuation Date”.

Maturity Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date”.

Principal Amount:	Unless otherwise specified in the applicable supplement, each Note will have a principal amount of $10 per Note (with a minimum investment of 100 Notes for a total of $1,000).

No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable supplement.

Calculation Agent:	UBS Securities LLC.

Contingent Coupon Feature

Contingent Coupon:	The “contingent coupon” applicable to each observation period will be a fixed amount based on equal installments at a per annum rate (the “contingent coupon rate”) specified in the applicable supplement, as described further under “General Terms of the Notes — Contingent Coupon Feature”.

UBS will pay you a contingent coupon during the term of the Notes, periodically in arrears on each coupon payment date under the conditions described below:

† If the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during an observation period, UBS will pay you the contingent coupon for that observation period on the relevant coupon payment date.

† If the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable, and UBS will not make any payment to you on the relevant coupon payment date.

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation period in which the closing level of any underlying asset is less than its coupon barrier on any trading day during such observation period.

Observation Period:	The first observation period will consist of each day from but excluding the trade date to and including the first observation end date. Each subsequent observation period will consist of each day from but excluding an observation end date to and including the next following observation end date.

Observation End Dates:	One or more dates that will be specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”. The last observation end date will be the final valuation date.

Coupon Payment Dates:	Unless otherwise specified in the applicable supplement, each coupon payment date will be five business days following the applicable observation end date on which the applicable observation period ends, except that the coupon payment date for the final observation period will be the maturity date.

Coupon Barriers:	A specified level of each underlying asset that will be less than its respective initial level. The coupon barrier will be based on a percentage of the initial level and will be specified in the applicable supplement.

Issuer Call Feature

Issuer Call Feature:	UBS may elect to call the Notes at its discretion in whole, but not in part (an “issuer call”), on or before any observation end date (other than the final valuation date), regardless of the closing levels of any of the underlying assets during the observation period. If UBS elects to call the Notes, UBS will pay you on the coupon payment date following the applicable observation end date (the “call settlement date”) a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee by the applicable observation end date.

Call Settlement Date:	If UBS elects to call the Notes, the call settlement date will be the coupon payment date corresponding to the applicable observation end date.

Payment at Maturity for the Notes

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect to call the Notes, you may lose a significant portion or all of your investment. Specifically, if UBS does not elect to call the Notes and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying asset return of the least performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity:	If UBS does not elect to call the Notes, at maturity UBS will pay a cash payment, if any, per Note that you hold, the amount of which will be based on whether a trigger event has occurred, as described below:

† If a “trigger event” has not occurred, an amount equal to:

Principal Amount of $10.

† If a “trigger event” has occurred, an amount equal to:

$10 x (1 + Underlying Asset Return of the Least Performing Underlying Asset).

As discussed above, if the closing level of each underlying asset is equal to or greater its coupon barrier on each trading day during the relevant observation period, UBS will also pay you the contingent coupon otherwise due on the maturity date.

Defined Terms Relating to Payments at Maturity for the Notes:

Underlying Asset Return:	For each underlying asset, the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula:

Final Level − Initial Level Initial Level

Initial Level:	Unless otherwise provided in the applicable supplement, with respect to:

† an underlying equity, the closing level of such underlying equity on the trade date, or

† an underlying index, the closing level of such underlying index on the trade date.

The initial level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity” and “— Reorganization Events for Notes Linked to an Underlying Equity”.

Final Level:	Unless otherwise provided in the applicable supplement, with respect to:

† an underlying equity, the closing level of such underlying equity on the final valuation date, or

† an underlying index, the closing level of such underlying index on the final valuation date.

The final level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity” and “— Reorganization Events for Notes Linked to an Underlying Equity”.

Least Performing Underlying Asset:	The underlying asset with the lowest underlying asset return as compared to the other underlying assets.

Trigger Levels:	A specified level of each underlying asset that will be less than its respective initial level. The trigger level will be based on a percentage of the initial level and will be specified in the applicable supplement.

Trigger Event:	A trigger event is deemed to have occurred if the closing level of any underlying asset is less than its trigger level on any trigger observation date.

Trigger Observation Date(s):	One or more dates that will be specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes – Market Disruption Events”.

See “Risk Factors” beginning on page PS-17 of this product supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

ADDITIONAL INFORMATION ABOUT THE TRIGGER CALLABLE CONTINGENT YIELD NOTES WITH DAILY COUPON OBSERVATION

You should read this product supplement together with the prospectus dated April 29, 2016, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Notes are a part, the index supplement dated April 29, 2016, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Notes, may be linked and any applicable supplements relating to the Notes that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

†	Prospectus dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm
†	Index Supplement dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus or index supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of this document.

TABLE OF CONTENTS

Product Supplement

Product Supplement Summary	PS-1
What are the Trigger Callable Contingent Yield Notes with Daily Coupon Observation?	PS-1
Contingent Coupon Feature	PS-1
Payment upon Issuer Call	PS-2
Payment at Maturity	PS-2
Defined Terms Relating to Payments at Maturity for the Notes:	PS-3
The Notes are Part of a Series	PS-3
Specific Terms of each Note Will Be Described in the Applicable Supplements	PS-3
What Are Some of the Risks of the Notes?	PS-4
Investor Suitability	PS-8
What are the Tax Consequences of the Notes?	PS-9
Hypothetical Examples of How the Notes Perform	PS-12
Hypothetical Performance Scenarios	PS-12
Risk Factors	PS-17
General Terms of the Notes	PS-33
Denomination	PS-33
Contingent Coupon Feature	PS-33
Payment upon Issuer Call	PS-33
Payment at Maturity	PS-34
Defined Terms Relating to Payments at Maturity for the Notes:	PS-34
Coupon Payment Dates; Call Settlement Date	PS-35
Observation Periods	PS-35
Observation End Dates	PS-35
Trigger Observation Date(s)	PS-35
Maturity Date	PS-36
Final Valuation Date	PS-36
Closing Level	PS-36
Market Disruption Events	PS-37
Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation	PS-39
Antidilution Adjustments for Notes Linked to an Underlying Equity	PS-40
Reorganization Events for Notes Linked to an Underlying Equity	PS-43
Redemption Price Upon Optional Tax Redemption	PS-48
Default Amount on Acceleration	PS-48
Default Amount	PS-48
Default Quotation Period	PS-48
Qualified Financial Institutions	PS-49
Manner of Payment and Delivery	PS-49
Regular Record Dates for Contingent Coupons	PS-49
Trading Day	PS-49
Business Day	PS-49
Role of Calculation Agent	PS-49
Booking Branch	PS-50
Use of Proceeds and Hedging	PS-51
Supplemental U.S. Tax Considerations	PS-52
Certain ERISA Considerations	PS-59
Supplemental Plan of Distribution (Conflicts of Interest)	PS-60

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average™	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSE™100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

Product Supplement Summary

This product supplement describes terms that will apply generally to the Notes. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement together with any applicable prospectus supplement (collectively, the “applicable supplements”) will specify the underlying asset and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. In some instances UBS AG may prepare a pricing supplement on the trade date, in lieu of a final terms supplement and related prospectus supplement. References in this product supplement to the “applicable supplements” or the “applicable final terms supplement” will also refer to the applicable pricing supplement as the context may require. You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes”, we mean the Trigger Callable Contingent Yield Notes with Daily Coupon Observation. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated April 29, 2016 and references to the “index supplement” mean the UBS index supplement, dated April 29, 2016.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement, the index supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement, third, this product supplement; fourth, the index supplement and last, the accompanying prospectus.

What are the Trigger Callable Contingent Yield Notes with Daily Coupon Observation?

The Trigger Callable Contingent Yield Notes with Daily Coupon Observation (the “Notes”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to the least performing of two or more of the following:

†	a common stock, including an American depositary receipt (an “ADR”), of a specific company,
†	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”), and/or
†	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If an underlying equity is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying assets will be specified in the applicable supplement to this product supplement.

Contingent Coupon Feature

UBS will pay you the applicable contingent coupon for each Note you own during the term of the Notes, periodically in arrears on the applicable coupon payment date, which will be five business days following the relevant observation end date unless otherwise specified in the applicable supplement, if the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the applicable observation period. However, if the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable, and UBS will not pay you the contingent coupon applicable to such observation period.

The “contingent coupon” means, with respect to each observation period, a fixed amount based on equal installments at a per annum rate (the “contingent coupon rate”) specified in the applicable supplement, as described further under “General Terms of the Notes — Contingent Coupon Feature”.

A “coupon barrier” is a specified level of each underlying asset specified in the applicable supplement that will be less than its respective initial level and will be based on a percentage of the initial level.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, UBS will not pay the contingent coupon on the corresponding coupon payment date.

PS-1

Payment upon Issuer Call

UBS may elect to call the Notes at its discretion in whole, but not in part (an “issuer call”), on or before the last day of each observation period (the “observation end date”) other than the last observation period, regardless of the closing levels of any of the underlying assets during the observation period. If UBS elects to call the Notes, UBS will pay you on the coupon payment date following the applicable observation end date (the “call settlement date”) a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee by the applicable observation end date.

Payment at Maturity

If UBS does not elect to call the Notes, at maturity UBS will pay you a cash payment, for each Note you hold, calculated as follows:

†	If a “trigger event” has not occurred, an amount equal to:

Principal Amount of $10.

†	If a “trigger event” has occurred, an amount equal to:

$10 x (1 + Underlying Asset Return of the Least Performing Underlying Asset).

As discussed above, if the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the relevant observation period, UBS will also pay you the contingent coupon otherwise due on the maturity date.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect to call the Notes, you may lose a significant portion or all of your investment. Specifically, if UBS does not elect to call the Notes and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying asset return of the least performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

The applicable supplement will specify the trade date, the settlement date, the potential call settlement dates, the observation periods, the observation end dates, the trigger observation dates, the coupon payment dates, the contingent coupon rate, the final valuation date and the maturity date, as well as the respective terms of each offering of the Notes, including the underlying assets.

PS-2

Defined Terms Relating to Payments at Maturity for the Notes:

The “underlying asset return” for each underlying asset is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula:

Final Level - Initial Level

Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to:

†	an underlying equity, the closing level of such underlying equity on the trade date, or
†	an underlying index, the closing level of such underlying index on the trade date.

The initial level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity” and “— Reorganization Events for Notes Linked to an Underlying Equity”.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to:

†	an underlying equity, the closing level of such underlying equity on the final valuation date, or
†	an underlying index, the closing level of such underlying index on the final valuation date.

The final level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity” and “— Reorganization Events for Notes Linked to an Underlying Equity”.

The “least performing underlying asset” means the underlying asset with the lowest underlying asset return as compared to the other underlying assets.

A “trigger level” is a specified level of each underlying asset that will be less than its respective initial level. The trigger level will be based on a percentage of the initial level and will be specified in the applicable supplement.

A “trigger event” is deemed to have occurred if the closing level of any underlying asset is less than its trigger level on any trigger observation date.

The Notes are Part of a Series

The Notes are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Notes that may be identical in all respects, except that each offering may be linked to the performance of different underlying assets and will be subject to the particular terms of the respective Notes set forth in the applicable supplements. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable supplements. The performance of each offering of the Notes will depend solely upon the performance of the underlying assets to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Specific Terms of each Note Will Be Described in the Applicable Supplements

The applicable supplements accompanying this product supplement describe the specific terms of your Notes. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read any applicable supplements in conjunction with this product supplement, the index supplement and the accompanying prospectus.

PS-3

What Are Some of the Risks of the Notes?

An investment in the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement and in the applicable supplements.

†	Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Notes at maturity. If UBS does not elect to call the Notes, UBS will repay you the principal amount of your Notes in cash only if a trigger event does not occur, meaning the closing level of each underlying asset is equal to or greater than its trigger level, and will only make such payment at maturity. If UBS does not elect to call the Notes and a trigger event occurs, meaning the closing level of any underlying asset is less than its trigger level, you will lose a percentage of your principal amount equal to the underlying asset return of the least performing underlying asset, and in extreme situations, you could lose all of your initial investment.
†	Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the Notes were linked to fewer underlying assets — The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the Notes is greater if you invest in the Notes than the risk of investing in substantially similar securities that are linked to the performance of only one underlying asset or to two underlying assets. With more underlying assets, it is more likely that the closing level of any underlying asset will be less than its respective coupon barrier on any trading day during the observation period or decline to a closing level that is less than its trigger level than if the Notes were linked to fewer underlying assets. In addition, the lower the correlation is between the performance of two underlying assets, the more likely it is that one of the underlying assets will decline in value to a closing level less than its coupon barrier or trigger level on any day during an observation period or on a trigger observation date, respectively. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the economic terms of the Notes, including the contingent coupon rate, trigger level and coupon barrier are determined, in part, based on the correlation of the underlying assets’ performance calculated using our internal models at the time when the terms of the Notes are finalized. All things being equal, a higher contingent coupon rate and lower trigger level and coupon barrier is generally associated with lower correlation of the underlying assets. Therefore, if the performance of a pair of underlying assets is not correlated to each other or is negatively correlated, the risk that you will not receive any contingent coupons or a trigger event will occur is even greater despite a lower trigger level and coupon barrier. With three underlying assets, it is more likely that the performance of one pair of underlying assets will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.

†	The stated payout from the issuer applies only if you hold your Notes to maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying asset at such time is equal to or greater than its trigger level.
†	Because the coupon barrier is observed on any trading day during an observation period, it is possible any underlying asset could decline below its coupon barrier on any day during an observation period, even if that asset subsequently appreciates above the coupon barrier. You may not receive any contingent coupons with respect to your Notes — UBS will not necessarily make periodic coupon payments on the Notes. UBS will pay a contingent coupon for each observation period in which the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during such observation period. If the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, UBS will not pay you the contingent coupon applicable to such observation period. This will be the case even if the closing levels of the other underlying assets are equal to or greater than their respective coupon barriers on each day during that observation period, and even if the closing level of that underlying asset was higher than its coupon barrier on every other day during the observation period. If the closing level of any underlying asset is less than its coupon barrier on at least one trading day during each of the observation periods, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.
PS-4

†	Your potential return on the Notes is limited, you will not participate in any appreciation of the underlying assets and you will not have the same rights as holders of any underlying equity or underlying constituents — The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of any appreciation of the underlying assets. In addition, your return on the Notes will vary based on the number of observation periods, if any, in which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may elect to call the Notes as early as the first observation end date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Further, if UBS elects to call the Notes, you will not receive any contingent coupons or any other payment in respect of any observation periods after the call settlement date, and your return on the Notes could be less than if the Notes remained outstanding until maturity. If UBS does not elect to call the Notes, you may be subject to the decline of the least performing underlying asset even though you cannot participate in any appreciation in the level of any underlying asset. As a result, the return on an investment in the Notes could be less than the return on a direct investment in any or all of the underlying assets. In addition, as an owner of the Notes, you will not have voting rights or any other rights of a holder of any underlying equity or underlying constituents.
†	A higher contingent coupon rate or lower trigger levels or coupon barriers may reflect greater expected volatility of each of the underlying indices, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the contingent coupon rate, coupon barriers and trigger levels, are based, in part, on the expected volatility of each underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of each underlying asset. The greater the expected volatility of each of the underlying assets as of the trade date, the greater the expectation is as of that date that the closing level of each underlying asset could be less than its respective coupon barrier on any trading day during an observation period and that the final level of each underlying asset could be less than its respective trigger level on the trigger observation date and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or lower trigger levels and/or coupon barriers than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower trigger levels and/or coupon barriers may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the least performing underlying asset and the potential to lose some or all of your initial investment.
†	UBS may elect to call the Notes and the Notes are subject to reinvestment risk — UBS may elect to call the Notes at its discretion prior to the maturity date. If UBS elects to call your Notes early, you will no longer have the opportunity to receive any contingent coupons after the applicable call settlement date. In the event UBS elects to call the Notes, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. Further, UBS’ right to call the Notes may also adversely impact your ability to sell your Notes in the secondary market.
It is more likely that UBS will elect to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are greater than the interest that would be payable on other instruments issued by UBS of comparable maturity, terms and credit rating trading in the market. The greater likelihood of UBS calling the Notes in that environment increases the risk that you will not be able to reinvest the proceeds from the called Notes in an equivalent investment with a similar contingent coupon rate. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new notes. UBS is less likely to call the Notes prior to maturity when the closing level of any underlying asset is below its coupon barrier, when the final level of any underlying asset is expected to be below its trigger level and the expected contingent coupons payable on the Notes are less than the interest that would be payable on other comparable instruments issued by UBS, which includes when the level of any of the underlying indices is less than its coupon barrier. Therefore, the Notes are more likely to remain outstanding when the expected amount payable on the Notes is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent coupon and suffering a loss at maturity is relatively higher.
†	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default
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on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.

†	You are exposed to the market risk of each underlying asset — Your return on the Notes is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any underlying asset over the term of the Notes will negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying assets. For instance, you may receive a negative return equal to the underlying asset return of the least performing underlying asset if the closing level of one underlying asset is less than its trigger level on any trigger observation date, even if the underlying asset returns of the other underlying assets are positive or have not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.
†	Interest rate risk — Because of the issuer call and contingent coupon features of the Notes, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise, and the contingent coupon rate on the Notes may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your Notes at such time, the value of your Notes in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the Notes, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk.
†	Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the underlying assets and, if any underlying asset is an index or an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the index or ETF (collectively, “underlying constituents”). The levels of the underlying assets can rise or fall sharply due to factors specific to each underlying asset or its underlying constituents, such as stock or commodity price volatility; earnings and financial conditions; corporate, industry and regulatory developments; management changes and decisions and other events; general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions; and if an underlying asset is an index or ETF, the composition of such underlying asset.
†	There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall. There can be no assurance that the closing level of each underlying asset will be equal to or greater than its coupon barrier on each trading day during each observation period or, if UBS does not elect to call the Notes, that a trigger event will not occur. The levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of each underlying equity or, if any underlying asset is an index or ETF, the underlying constituents. If an underlying asset is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing a significant portion or all of your initial investment. If an underlying asset is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such underlying index or ETF in general and each index's or ETF’s underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.
†	You will not receive dividend payments on any underlying equity or underlying constituents or have any shareholder rights in any underlying equity or underlying constituents - The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity or underlying constituents comprising the underlying asset. The Notes are linked to two or more underlying assets and the return you receive is based on the least performing underlying asset, whereas with a direct investment in the underlying assets poor performance of one underlying asset could be offset or mitigated by comparably better performance of the other underlying assets. Furthermore, for underlying equities and underlying equity constituents, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of the payment at maturity, if any, on your Notes. In addition, as an owner of the Notes, you will not have voting rights or any other rights of a holder of any underlying equity or underlying constituents.
†	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity - For antidilution and reorganization events affecting any underlying equity, the calculation
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agent may make adjustments to the initial level, coupon barrier, trigger level and/or final level, as applicable, of the affected underlying equity, and any other term of the Notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Notes and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable supplements as necessary to achieve an equitable result.

Common Stocks: Following certain reorganization events relating to the respective issuer of an underlying equity where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the respective issuer of the underlying equity in combination with any cash or any other assets distributed to holders of an underlying equity in such reorganization event. If the issuer of any underlying equity becomes subject to (i) a reorganization event whereby such underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) such underlying equity is delisted or otherwise suspended from trading, the affected underlying equity may be replaced with a substitute security as defined below under "General Terms of the Notes - Reorganization Events for Notes Linked to an Underlying Equity" and, therefore, the amount you receive at maturity may be based on a substitute security.

ETFs: If any underlying equity is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the affected underlying equity may be replaced with the shares of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under "General Terms of the Notes — Delisting, Discontinuance or Modification of an ETF" and, therefore, the amount you receive at maturity may be based on replacement shares or a replacement basket.

ADRs: If an underlying equity is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the affected underlying equity may be replaced with the non-U.S. stock represented by the ADR as described below under "General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility" and, therefore, the amount you receive at maturity may be based on the non-U.S. stock underlying an ADR.

The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Notes and your payment at maturity, if any. For more information, see the sections "General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity" and — Reorganization Events for Notes Linked to an Underlying Equity" in this product supplement, as well as the above-referenced sections.

†	There may be little or no secondary market for the Notes — Unless otherwise specified in the applicable supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market in each offering of the Notes and may stop making a market at any time. Furthermore, there can be no assurance that a secondary market for the Notes will develop. Even if there is a secondary market it may not provide enough liquidity to allow you to trade or sell the Notes easily. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.
†	Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the price or level of each underlying asset or underlying constituent; the volatility of each underlying asset or underlying constituent; the correlation among the underlying assets; the dividend rate paid on each underlying equity or underlying constituent; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; whether the underlying assets are currently or have been below their respective coupon barriers; the composition of such underlying asset if an underlying asset is an index or ETF; the availability of comparable instruments; and the creditworthiness of UBS; the then current bid-ask spread for the Notes and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.

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†	Impact of fees on the secondary market price of the Notes — Generally, the price of the Notes in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
†	Potential UBS impact on price — Trading or hedging transactions by UBS or its affiliates in an underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of that underlying asset or any underlying constituent, may adversely affect the market price(s) or level(s) of that underlying asset on any trading day and/or the trigger observation date and, therefore, the market value of the Notes and any payout to you of any contingent coupons or at maturity.
†	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any underlying equity, or if any underlying asset is an index or ETF, the issuers of securities constituting underlying constituents of such index or ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. Moreover, UBS may elect to call the Notes at its discretion pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those of a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the Notes, if any, based on observed closing levels of the underlying assets. The calculation agent can postpone the determination of the initial level, closing level or final level of any underlying asset (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on the trade date, any trading day during an observation period, any trigger observation date or final valuation date, respectively.
†	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets to which the Notes are linked.
†	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.
†	Minimum investment — Unless otherwise specified in the applicable supplement, the Notes will have a $10 principal amount per Note and a minimum investment of 100 Notes (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Note. Purchases and sales of Notes with a $10 principal amount made in the secondary market, if any exists, are not subject to the minimum investment of 100 Notes.
†	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation.

Investor Suitability

Subject to the specific terms of your Notes, as specified in the applicable supplement, the Notes may be a suitable investment for you if:

†	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.
†	You understand and accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each day of the observation periods and on the final valuation date and that you may lose a significant portion or all of your initial investment if the closing level of any underlying asset is less than its trigger level on any trigger observation date.
†	You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical investment in the least performing underlying asset or underlying constituents of the least performing underlying asset.
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†	You are willing to receive no contingent coupons and believe the closing levels of each underlying asset will be equal to or greater than its coupon barrier on each trading day during each specified observation period.
†	You believe a trigger event will not occur, meaning the closing level of each underlying asset will be equal to or greater than its trigger level on the trigger observation dates.
†	You understand and accept that you will not participate in any appreciation in the level of any of the underlying assets and that your potential return is limited to the contingent coupons specified in the applicable supplement.
†	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
†	You do not seek guaranteed current income from your investment and are willing to forego dividends paid on any underlying equities or underlying constituents.
†	You are willing to invest in Notes that UBS may elect to call early and you are otherwise willing to hold such Notes to maturity and accept that there may be little or no secondary market for the Notes.
†	You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Notes, as specified in the applicable supplement, the Notes may not be a suitable investment for you if:

†	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.
†	You do not understand or are unwilling to accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, and that you may lose a significant portion or all of your initial investment if the closing level of any underlying asset is less than its trigger level on any trigger observation date.
†	You require an investment designed to provide a full return of principal at maturity.
†	You are not willing to make an investment that may have the same downside market risk as a hypothetical investment in the least performing underlying asset or underlying constituents of the least performing underlying asset.
†	You are unwilling to receive no contingent coupons during the term of the Notes and believe that the closing level of at least one of the underlying assets will decline during the term of the Notes and is likely to be less than its coupon barrier on at least one trading day during each specified observation period.
†	You believe a trigger event will occur, meaning the closing level of any underlying asset will be less than its trigger level on a trigger observation date.
†	You seek an investment that participates in the full appreciation in the levels of the underlying assets or that has unlimited return potential.
†	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
†	You seek guaranteed current income from this investment or prefer to receive the dividends paid on any underlying equities or underlying constituents.
†	You are unable or unwilling to hold Notes that UBS may elect to call early, or you are otherwise unable or unwilling to hold such Notes to maturity or you seek an investment for which there will be an active secondary market.
†	You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Risk Factors” of this product supplement.

What are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and to discuss the tax consequences of your particular situation with your tax advisor.

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Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Notes as a pre-paid derivative contract with respect to the underlying assets. If your Notes are so treated, and, although the U.S. federal income tax treatment of the contingent coupons is uncertain, we expect that any contingent coupon that is paid by UBS (including on the maturity date or upon an issuer call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information reporting obligations, if any, we intend to treat the contingent coupons as ordinary income.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the sale, exchange, issuer call, redemption or maturity of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Notes. Subject to the “constructive ownership” rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for a period of one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Notes prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You are urged to consult your tax advisor regarding this risk.

Unless otherwise specified in the applicable supplements, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, a "constructive ownership transaction" subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986 (the “Code”) (to the extent that issuer of an underlying equity or underlying equity constituent were treated as a "pass-thru entity") or pursuant to some other characterization such that the timing and character of your income from the Notes could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Notes may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not contain downside protections.

There exists a potential risk that an investment in Notes that are linked to equity interests in a partnership, a regulated investment company or trust (such as shares of certain underlying equities that are ETFs), a passive foreign investment company (“PFIC”), a real estate investment trust (“REIT”) or certain other “pass-thru entities” could be treated as a “constructive ownership” transaction under Section 1260 of the Code which could result in part or all of any long-term capital gain realized by you on sale, exchange, issuer call, redemption or maturity of a Note being recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

The Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis in excess of any receipt of contingent coupons. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the Notes purchased after the bill was enacted to accrue interest income over the term

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of such securities despite the fact that there might be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Unless otherwise stated in the applicable supplements and subject to the discussions entitled “Supplemental U.S. Tax Considerations — Non–U.S. Holders — Section 871(m) Withholding” and “ — Non–U.S. Holders — FATCA Withholding”, we currently do not intend to withhold any tax on any contingent coupon paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) and will not pay any additional amounts with respect to amounts withheld. If you are not a United States person, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes in light of your particular circumstances.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuers and/or the jurisdictions of the underlying constituent issuers, as applicable).

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Hypothetical Examples of How the Notes Perform

Set forth below is an explanation of the steps necessary to calculate the payment upon a coupon payment date, issuer call or at maturity of the Notes. The examples set forth under “Hypothetical Performance Scenarios” are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing levels of the underlying assets relative to their initial levels. We cannot predict the final levels or the closing levels of the underlying assets on any trigger observation date or on any trading day during any observation period, or economic conditions that may or may not lead UBS to elect to call the Notes. You should not take these examples as an indication or assurance of the expected performance of the underlying assets. The examples are based on the assumptions therein.

Calculate the Contingent Coupon on a Coupon Payment Date

UBS will pay you the applicable contingent coupon for each Note you own during the term of the Notes, periodically in arrears on the applicable coupon payment date, which will be five business days following the relevant observation end date unless otherwise specified in the applicable supplement, if the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the applicable observation period. However, if the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, UBS will not pay you the contingent coupon applicable to such observation period.

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation period in which the closing level of any underlying asset is less than its coupon barrier on any trading day during such observation period.

Calculate the Cash Payment upon an Issuer Call

UBS may call the Notes at its discretion in whole, but not in part, on or before any observation end date (other than the final valuation date), regardless of the closing levels of any of the underlying assets during the observation period. If UBS calls the Notes, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee by the applicable observation end date.

Calculate the Underlying Asset Return for each Underlying Asset

The underlying asset return for each underlying asset is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. The underlying asset return may be positive or negative and is calculated as follows:

Final Level - Initial Level

Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” for each underlying asset will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the trade date and (ii) an underlying index, the closing level of the underlying index on the trade date, in each case as determined by the calculation agent.

Unless otherwise provided in the applicable supplement, the “final level” for each underlying asset will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the final valuation date and (ii) an underlying index, the closing level of the underlying index on the final valuation date, in each case as determined by the calculation agent.

Determine the Underlying Asset Return of the Least Performing Underlying Asset

The “least performing underlying asset” means the underlying asset with the lowest underlying asset return as compared to other underlying assets.

Hypothetical Performance Scenarios

Based on the computation of the underlying asset return above and the determination of the least performing underlying asset, the following chart shows hypothetical performance scenarios at maturity for the Notes based on a

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range of underlying asset returns given the stated assumptions. These examples of how the Notes perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Notes

The below table illustrates the payment at maturity, if UBS does not elect to call the Notes and not accounting for contingent coupons paid, if any, for a hypothetical offering of the Notes with a $10 principal amount and a minimum investment of $1,000, with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the principal amount plus the contingent coupon and (ii) realize a loss on the initial investment.

Assumptions:
Term:	Approximately 5 years
Contingent Coupon Rate:	12% per annum (or 1% per month)
Contingent Coupon per 100 Notes:	$10 per month
Observation Periods:	Monthly
Trigger Observation Date:	Final Valuation Date
Initial Level:
Underlying Asset A:	100
Underlying Asset B:	150
Coupon Barrier:
Underlying Asset A:	50 (which is equal to 50% of the Initial Level)
Underlying Asset B:	75 (which is equal to 50% of the Initial Level)
Trigger Level:
Underlying Asset A:	50 (which is equal to 50% of the Initial Level)
Underlying Asset B:	75 (which is equal to 50% of the Initial Level)

Underlying Asset Return of the Least Performing Underlying Asset	Payment at Maturity
40.00%	$1,000
20.00%	$1,000
15.00%	$1,000
10.00%	$1,000
9.00%	$1,000
8.00%	$1,000
7.00%	$1,000
5.00%	$1,000
0.00%	$1,000
-10.00%	$1,000
-20.00%	$1,000
-30.00%	$1,000
-40.00%	$1,000
-50.00%	$1,000
-60.00%	$400
-70.00%	$300
-80.00%	$200
-90.00%	$100
-100.00%	$0

Payment at maturity equals the principal amount; final levels are equal to or greater than the respective trigger level.
Final level is less than the trigger level; investor has full downside market exposure at maturity.
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Example 1 — On the first Observation End Date, UBS calls the Notes.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period	Underlying Asset A: 110 (equal to or greater than Coupon Barrier) Underlying Asset B: 150 (equal to or greater than Coupon Barrier)	$1,010

	Total Payment	$1,010 (1% total return)

Because UBS elects to call the Notes after the first observation end date and the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the observation period, UBS will pay on the call settlement date a total of $1,010 per 100 Notes (reflecting your principal amount plus the applicable contingent coupon), a 1% total return on the Notes. You will not receive any further payments on the Notes.

Example 2 — On the third Observation End Date, UBS calls the Notes.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period	Underlying Asset A: 49 (less than Coupon Barrier) Underlying Asset B: 150 (equal to or greater than Coupon Barrier)	$0
Second Observation Period	Underlying Asset A: 110 (equal to or greater than Coupon Barrier) Underlying Asset B: 155 (equal to or greater than Coupon Barrier)	$10 (Contingent Coupon)
Third Observation Period	Underlying Asset A: 60 (equal to or greater than Coupon Barrier) Underlying Asset B: 160 (equal to or greater than Coupon Barrier)	$1,010

	Total Payment	$1,020 (2% total return)

Because UBS elects to call the Notes after the third observation end date and the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the observation period, UBS will pay on the call settlement date a total of $1,010 per 100 Notes (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupon of $10 received in respect of the prior observation period, you will have received a total of $1,020, a 2% total return on the Notes. You will not receive any further payments on the Notes.

Example 3 — UBS does NOT call the Notes and a Trigger Event does not occur.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period	Underlying Asset A: 76 (equal to or greater than Coupon Barrier) Underlying Asset B: 130 (equal to or greater than Coupon Barrier)	$10 (Contingent Coupon)
Second Observation Period	Underlying Asset A: 182 (equal to or greater than Coupon Barrier) Underlying Asset B: 140 (equal to or greater than Coupon Barrier)	$10 (Contingent Coupon)
Third through Fifty-Ninth Observation Periods	Underlying Asset A: Various (all equal to or greater than Coupon Barrier) Underlying Asset B: Various (all less than Coupon Barrier)	$0.00
Final Observation Period*	Underlying Asset A: 120 (equal to or greater than Coupon Barrier and Trigger Level) Underlying Asset B: 167 (equal to or greater than Coupon Barrier and Trigger Level)	$1,010 (Payment at Maturity)

	Total Payment	$1,030 (3% total return)

Because UBS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its trigger level, a trigger event has not occurred. At maturity, UBS will pay a total of $1,010 per 100 Notes (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $20 received in respect of the prior observation periods, UBS will have paid a total of $1,030, a 3% total return on the Notes. You will not participate in the appreciation of any of the underlying assets.

*Also assumes a final level equal to the lowest closing level.

PS-14

Example 4 — UBS does NOT call the Notes and a Trigger Event does not occur.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period	Underlying Asset A: 76 (equal to or greater than Coupon Barrier) Underlying Asset B: 130 (equal to or greater than Coupon Barrier)	$10 (Contingent Coupon)
Second Observation Period	Underlying Asset A: 182 (equal to or greater than Coupon Barrier) Underlying Asset B: 140 (equal to or greater than Coupon Barrier)	$10 (Contingent Coupon)
Third through Fifty-Ninth Observation Periods	Underlying Asset A: Various (all equal to or greater than Coupon Barrier) Underlying Asset B: Various (all less than Coupon Barrier)	$0.00
Final Observation Period

Underlying Asset A:

Lowest Closing Level During Observation Period: 45 (less than Coupon Barrier)

Final Level: 70 (equal to or greater than Coupon Barrier and Trigger Level)

Underlying Asset B:

Lowest Closing Level During Observation Period: 80 (equal to or greater than Coupon Barrier)

Final Level: 100 (equal to or greater than Coupon Barrier and Trigger Level)

$1,000 (Payment at Maturity)

	Total Payment	$1,020 (2% total return)

Because UBS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its trigger level, a trigger event has not occurred. Because the closing level of underlying asset A was less than its coupon barrier on at least one day during the final observation period, no contingent coupon will be paid for the final observation period. At maturity, UBS will pay a total of $1,000 per 100 Notes (reflecting your principal amount). When added to the contingent coupons of $20 received in respect of the prior observation periods, UBS will have paid a total of $1,020, a 2% total return on the Notes.

Example 5 — UBS does NOT call the Notes and a Trigger Event occurs.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)

First Observation Period	Underlying Asset A: 65 (equal to or greater than Coupon Barrier) Underlying Asset B: 108 (equal to or greater than Coupon Barrier)	$10 (Contingent Coupon)
Second Observation Period	Underlying Asset A: 50 (equal to or greater than Coupon Barrier) Underlying Asset B: 80 (equal to or greater than Coupon Barrier)	$10 (Contingent Coupon)
Third through Fifty-Ninth Observation Periods	Underlying Asset A: Various (all less than Coupon Barrier) Underlying Asset B: Various (all less than Coupon Barrier)	$0.00
Final Observation Period*	Underlying Asset A: 110 (equal to or greater than Coupon Barrier and Trigger Level) Underlying Asset B: 60 (less than Coupon Barrier and Trigger Level)	$1,000 × [1 + Underlying Asset Return of the Least Performing Underlying Asset] = $1,000 × [1 + (-60%)] = $1,000 × 40% = $400.00 (Payment at Maturity)

	Total Payment	$420 (a 58% loss)

Because UBS does not elect to call the Notes and the final level of underlying asset B is less than its trigger level, a trigger event occurs. Therefore, at maturity, you will be fully exposed to the negative underlying asset return of the least performing underlying asset and UBS will pay you $400 per 100 Notes. When added to the contingent coupons of $20 received in respect of the prior observation periods, UBS will have paid you $420 per Note for a loss on the Notes of 58%.

*Also assumes a final level equal to the lowest closing level.

PS-15

We make no representation or warranty as to which of the underlying assets will be the least performing underlying asset for the purposes of calculating your actual payment at maturity.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect to call the Notes, you may lose a significant portion or all of your investment. Specifically, if UBS does not elect to call the Notes and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying asset return of the least performing underlying asset, and in extreme situations, you could lose all of your initial investment.

You will be exposed to the market risk of each underlying asset on each day of the observation periods and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the levels of the other underlying assets. UBS may elect to call the Notes at its discretion regardless of the performance of the underlying assets. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

PS-16

Risk Factors

The return on the Notes is linked to the performance of the least performing underlying asset and will depend on whether the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during any observation period and, if UBS does not elect to call the Notes, whether a trigger event occurs. Investing in the Notes is not equivalent to a direct investment in any of the underlying equities or in the underlying constituents of any underlying index. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus, the index supplement and the applicable supplements before investing in the Notes.

The repayment of any principal amount of the Notes at maturity is not guaranteed. You may lose a significant portion or all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that UBS will not necessarily make periodic coupon payments or repay the full principal amount of the Notes at maturity. If UBS does not elect to call the Notes, UBS will repay you the principal amount of your Notes in cash only if a trigger event does not occur and will only make such payment at maturity. If UBS does not elect to call the Notes and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying asset return of the least performing underlying asset, and in extreme situations, you could lose all of your initial investment.

The stated payout from the issuer applies only if you hold your Notes to maturity.

You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying asset at such time is equal to or greater than its trigger level.

You may not receive any contingent coupons with respect to your Notes.

UBS will not necessarily make periodic coupon payments on the Notes. If the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, UBS will not pay you the contingent coupon applicable to such observation period. This will be the case even if the closing levels of the other underlying assets are equal to or greater than their respective coupon barriers on each day during that observation period, and even if the closing level of that underlying asset was higher than its coupon barrier on every other day during the observation period. If the closing level of any underlying asset is less than its coupon barrier on at least one trading day during each of the observation periods, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.

Your potential return on the Notes is limited, you will not participate in any appreciation of the underlying assets and you will not have the same rights as holders of any underlying equity or underlying constituents.

The return potential of the Notes is limited to the pre specified contingent coupon rate, regardless of any appreciation of the underlying assets. In addition, your return on the Notes will vary based on the number of observation periods, if any, in which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may elect to call the Notes as early as the first observation end date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Further, if UBS elects to call the Notes, you will not receive any contingent coupons or any other payment in respect of any observation periods after the call settlement date, and your return on the Notes could be less than if the Notes remained outstanding until maturity. If UBS does not elect to call the Notes, you may be subject to the decline of the least performing underlying asset even though you cannot participate in any appreciation in the level of any underlying asset. As a result, the return on an investment in the Notes could be less than the return on a direct investment in any or all of the underlying assets. In addition, as an owner of the Notes, you will not have voting rights or any other rights of a holder of any underlying equity or underlying constituents.

PS-17

Risk Factors

A higher contingent coupon rate or lower trigger levels or coupon barriers may reflect greater expected volatility of each of the underlying indices, and greater expected volatility generally indicates an increased risk of loss at maturity.

The economic terms for the Notes, including the contingent coupon rate, coupon barriers and trigger levels, are based, in part, on the expected volatility of each underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of each underlying asset. The greater the expected volatility of each of the underlying assets as of the trade date, the greater the expectation is as of that date that the closing level of each underlying asset could be less than its respective coupon barrier on any trading day during an observation period and that the final level of each underlying asset could be less than its respective trigger level on the trigger observation date and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or lower trigger levels and/or coupon barriers than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower trigger levels and/or coupon barriers may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the least performing underlying asset and the potential to lose some or all of your initial investment.

UBS may elect to call the Notes and the Notes are subject to reinvestment risk.

UBS may elect to call the Notes at its discretion prior to the maturity date. If UBS elects to call your Notes early, you will no longer have the opportunity to receive any contingent coupons after the applicable call settlement date. In the event UBS elects to call the Notes, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. Further, UBS’ right to call the Notes may also adversely impact your ability to sell your Notes in the secondary market.

It is more likely that UBS will elect to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are greater than the interest that would be payable on other instruments issued by UBS of comparable maturity, terms and credit rating trading in the market. The greater likelihood of UBS calling the Notes in that environment increases the risk that you will not be able to reinvest the proceeds from the called Notes in an equivalent investment with a similar contingent coupon rate. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new notes. UBS is less likely to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are less than the interest that would be payable on other comparable instruments issued by UBS, which includes when the level of any of the underlying indices is less than its coupon barrier. Therefore, the Notes are more likely to remain outstanding when the expected amount payable on the Notes is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent coupon is relatively higher.

An investment in Notes with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features.

Because of the issuer call and contingent coupon features of the Notes, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise, and the contingent coupon rate on the Notes may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your Notes at such time, the value of your Notes in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the Notes, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk.

PS-18

Risk Factors

You are exposed to the market risk of each underlying asset.

Your return on the Notes is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any underlying asset over the term of the Notes will negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying assets. For instance, you may receive a negative return equal to the underlying asset return of the least performing underlying asset if the closing level of one underlying asset is less than its trigger level on any trigger observation date, even if the underlying asset returns of the other underlying assets are positive or have not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.

Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the Notes were linked to fewer underlying assets.

The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the Notes is greater if you invest in the Notes than the risk of investing in substantially similar securities that are linked to the performance of only one underlying asset or to two underlying assets. With more underlying assets, it is more likely that the closing level of any underlying asset will be less than its respective coupon barrier on any trading day during the observation period or decline to a closing level that is less than its trigger level than if the Notes were linked to fewer underlying assets.

In addition, the lower the correlation is between the performance of two underlying assets, the more likely it is that one of the underlying assets will decline in value to a closing level less than its coupon barrier or trigger level on any day during an observation period or on a trigger observation date, respectively. Although the correlation of the underlying assets' performance may change over the term of the Notes, the economic terms of the Notes, including the contingent coupon rate, trigger level and coupon barrier are determined, in part, based on the correlation of the underlying assets' performance calculated using our internal models at the time when the terms of the Notes are finalized. All things being equal, a higher contingent coupon rate and lower trigger level and coupon barrier is generally associated with lower correlation of the underlying assets. Therefore, if the performance of a pair of underlying assets is not correlated to each other or is negatively correlated, the risk that you will not receive any contingent coupons or a trigger event will occur is even greater despite a lower trigger level and coupon barrier. With three underlying assets, it is more likely that the performance of one pair of underlying assets will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.

You will not receive dividend payments on any underlying equity or underlying constituents or have any shareholder rights in any underlying equity or underlying constituents.

The return on your Notes will not reflect the return you would realize if you actually owned the underlying assets or underlying constituents and held such investment for a similar period because:

†	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying assets or underlying constituents during the term of the Notes, and not on whether UBS elects to call the Notes, whether the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the applicable observation period or whether a trigger event occurs;
†	the Notes are linked to two or more underlying assets and the return you receive is based on the least performing underlying asset, whereas with a direct investment in the underlying assets poor performance of one underlying asset could be offset or mitigated by comparably better performance of the other underlying assets;
PS-19

Risk Factors

†	in the case of a direct investment in any underlying equity or underlying equity constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;
†	an investment directly in any underlying equity or any of the underlying constituents is likely to have tax consequences that are different from an investment in the Notes; and
†	an investment directly in any underlying equity or any of the underlying constituents may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.

There can be no assurance that the investment view implicit in the Notes will be successful.

It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall. There can be no assurance that the closing level of each underlying asset will be equal to or greater than its coupon barrier on each trading day during each observation period, or, if UBS does not elect to call the Notes, that a trigger event will not occur. The levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of each underlying equity or, if any underlying asset is an index or ETF, the underlying constituents. If an underlying asset is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing a significant portion or all of your initial investment. If an underlying asset is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such underlying index or ETF in general and each index's or ETF’s underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.

Any payment on the Notes is subject to the creditworthiness of UBS.

The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.

The determination as to whether the contingent coupon is payable to you on any coupon payment date or the formula for calculating the payment at maturity of the Notes do not take into account all developments in the levels of the underlying assets.

Changes in the levels of the underlying assets during the periods between each daily close may not be reflected in the determinations as to whether the contingent coupon is payable to you on any coupon payment date or the calculation of the amount payable at maturity of the Notes. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date by observing only the closing levels of the underlying assets on each trading day during the applicable observation period. The calculation agent will calculate the payment at maturity by comparing only the closing level of each underlying asset relative to its trigger level on the trigger observation date(s). No other levels or values will be taken into account. As a result, you may lose a significant portion or all of your initial investment even if the level of the least performing underlying asset has risen at certain times during the term of the Notes before falling to a closing level that is less than its trigger level on the trigger observation date(s).

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting an underlying equity, the calculation agent may adjust the initial level, coupon barrier, trigger level, and/or final level, as applicable, of the affected underlying equity and any other term of the Notes. However, the calculation agent is not required to adjust the terms of the Notes for every corporate event that could affect an underlying equity. For example, the calculation agent is not required to make any adjustments if an underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to an underlying equity. An event that does not require the calculation agent to make an adjustment may

PS-20

Risk Factors

materially and adversely affect the value of the Notes. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity”, “— Reorganization Events for Notes Linked to an Underlying Equity” and “— Role of Calculation Agent” for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Notes may be based on securities issued by a different issuer and not on the original underlying equity.

Reorganization Events: If an underlying equity is subject to certain reorganization events relating to the respective underlying equity issuer, where such issuer is not the surviving entity, the affected underlying equity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the affected underlying equity in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If any underlying equity issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security to replace the affected underlying equity as defined below under “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity” and therefore, the amount you receive at maturity may be based on a substitute security. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs: If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the affected underlying equity may be replaced by the non-U.S. stock representing such ADR and, therefore, the amount you receive at maturity may be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the affected underlying equity may be replaced with a security issued by another company, or in the case of an ETF, may be replaced with a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such discontinuance, delisting or suspension of trading in an underlying equity or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Notes — Delisting or Suspension of Trading in an Underlying Equity” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial level, closing level or final level of an underlying asset, and therefore any coupon payment date, call settlement date and the maturity date, if a market disruption event occurs on the trade date, any trading day during an observation period (including the final valuation date) or on a trigger observation date.

The calculation agent will determine the closing level of each underlying asset on each trading day during each observation period, trigger observation date and on the final valuation date. The determination of the closing level or

PS-21

Risk Factors

final level with respect to those days may be postponed with respect to an underlying asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset on such date. If such a postponement occurs, the calculation agent will determine the closing level or final level, as applicable, of the affected underlying asset by reference to the closing level or final level, as applicable, for that underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset.

In no event, however, will any trading day during an observation period, any trigger observation date or the final valuation date be postponed by more than eight trading days. If the affected date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying asset on that day, the calculation agent will nevertheless determine the closing level or final level, as applicable, of the affected underlying asset on such day. In such an event, the calculation agent will make a good faith estimate of the closing level or final level, as applicable, for the underlying asset that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Notes — Market Disruption Events”, which may adversely affect the return on your investment in the Notes. If a market disruption event has occurred or is continuing with respect to an underlying asset on the originally-scheduled final valuation date, trigger observation date or observation end date, the maturity date, call settlement date or coupon payment date will be postponed to maintain the same number of business days leading to the relevant payment date as existed prior to the postponement(s). A postponement of any observation end date shall have no effect on any subsequent observation end dates.

For the avoidance of doubt, if the calculation agent determines that no market disruption event is occurring with respect to a particular underlying asset, the determination of the closing level or final level for that underlying asset will be made on a day during the observation period, trigger observation date or the final valuation date, as applicable, irrespective of the occurrence of a market disruption event on that date with respect to one or more of the other underlying assets.

The calculation agent may also postpone the determination of the initial level of an underlying asset on the trade date specified in the applicable supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset on that date. If the trade date is postponed, the calculation agent may adjust the observation end dates, trigger observation dates, final valuation date and maturity date to ensure that the stated term of that offering of the Notes remains the same.

Under certain circumstances, the Swiss Financial Market Supervisory Authority ("FINMA") has the power to take actions that may adversely affect the Notes.

Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS's assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS's debt and/or other obligations, including its obligations under the Notes, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

PS-22

Risk Factors

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes; sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Notes and may stop making a market at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of each underlying asset has risen since the trade date. The potential returns described in the applicable supplement are possible only in the case that you hold your Notes to maturity or until called by us.

The market value of the Notes may be influenced by unpredictable factors.

Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the terms and features of your Notes on the trade date and the market value of the Notes prior to maturity. Generally, we expect that the levels of the underlying assets on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence terms and features of the Notes and their market value include:

†	the volatility of the underlying assets or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Notes);
†	for any underlying asset that is an index, changes to the composition of the index and changes to index constituents;
†	for any underlying asset that is an ETF (an “underlying ETF”), changes to the composition of the underlying ETF and changes to ETF constituents;
†	for any underlying index or underlying ETF, the market prices of any underlying constituents;
†	the correlation among the underlying assets;
†	whether the underlying assets are currently or have been below their respective coupon barriers;
†	the dividend rate paid on any underlying equity or any underlying equity constituents (while not paid to holders of the Notes, dividend payments on any underlying equity or the underlying equity constituents may influence the value of the Notes);
†	interest rates in the U.S. market and each market related to the underlying assets or underlying constituents;
†	the time remaining to the maturity of the Notes;
†	the availability of comparable instruments and supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;
†	if an underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;
†	for any underlying index or underlying ETF having index constituents or underlying constituents that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
†	for any underlying ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
PS-23

Risk Factors

†	the creditworthiness of UBS; and
†	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the levels of the underlying assets or underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the terms and features of your Notes and the market value of your Notes may offset or enhance the effect of another factor. For instance, it is possible for the levels of all of the underlying assets to increase while the market value of the Notes declines and the value of the Notes prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Notes is likely to adversely affect secondary market prices of the Notes.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Notes in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING ASSETS

The underlying assets and/or underlying constituents are subject to various market risks.

The assets and/or underlying constituents are subject to various market risks. Consequently, the level of an underlying asset may fluctuate depending on the market(s) in which the applicable underlying asset or underlying constituents operate. Market forces outside of our control could cause the closing level or final level of an underlying asset to be less than the coupon barrier or trigger level, respectively. The levels of the underlying assets can rise or fall sharply due to factors specific to each underlying asset or underlying constituents, such as price volatility; earnings and financial conditions; corporate, industry and regulatory developments; management changes and decisions, and other events; general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions; and if an underlying asset is an index or ETF, the composition of such underlying asset. To the extent that an underlying asset is an underlying equity, the applicable supplement will provide a brief description of the underlying equity issuer to which the Notes we offer are linked. We urge you to review financial and other information filed periodically by each underlying equity issuer with the SEC.

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with any underlying equity issuers and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Notes in any way and have no obligation to consider your interests as owner of the Notes in taking any corporate actions that might affect the market value of your Notes or your payment at maturity, if any. An underlying equity issuer may take actions that could adversely affect the market value of the Notes.

The Notes are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. No portion of the issue price you pay for the Notes will go to any underlying equity issuer.

Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying equity issuer(s) and each underlying equity from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity issuer or any underlying equity. You, as an investor in the Notes, should

PS-24

Risk Factors

make your own investigation into the respective underlying equity issuer(s) and each underlying asset for your Notes. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Notes and does not relate to any underlying equity or any underlying equity issuer.

UBS and its affiliates have no affiliation with any underlying index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate may be used to calculate any payments owed on the Notes (except for licensing arrangements discussed in the index supplement or the applicable supplement) and have no ability to control or predict their actions, including any errors in, or discontinuation of, public disclosure regarding methods or policies relating to the calculation of the applicable underlying index. If an index sponsor discontinues or suspends the calculation of an underlying index to which your Notes are linked, it may become difficult to determine the market value of the Notes, whether the coupon barrier condition is satisfied and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive on the Notes will be determined by the calculation agent as described under “General Terms of the Notes — Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation” and “— Role of Calculation Agent”. No index sponsor is involved in the offering of the Notes in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Notes in taking any actions that might affect the market value of your Notes or your payment at maturity.

Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying index sponsor(s) and each underlying index to which your Notes are linked from publicly available information, without independent verification. You, as an investor in the Notes, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your Notes.

Changes that affect an underlying index will affect the market value of your Notes and the amount you will receive on the Notes.

The policies of an index sponsor concerning the calculation of an underlying index, additions, deletions or substitutions of any underlying constituents and the manner in which changes affecting such underlying constituents, the underlying equity issuers (such as stock dividends, reorganizations or mergers) or the underlying constituents (such as prolonged changes in market value, significantly decreased liquidity or if an underlying commodity ceases to exist) are reflected in such underlying index, could affect the level of such underlying index and, therefore, could affect the amount payable on your Notes and the market value of your Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if an index sponsor changes these policies, such as changing the manner in which it calculates an underlying index, or if an index sponsor discontinues or suspends calculation or publication of an underlying index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if a closing level or the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the relevant closing level or the final level—and thus the amount payable at maturity— as described under “General Terms of the Notes — Market Disruption Events”.

Historical performance of the underlying assets or underlying constituents should not be taken as an indication of the future performance of such underlying assets or underlying constituents during the term of the Notes.

The historical performance of the underlying assets or underlying constituents should not be taken as an indication of the future performance of such underlying assets or underlying constituents. As a result, it is impossible to predict whether closing levels of the underlying assets or underlying constituents will rise or fall. The closing levels of the underlying assets will be influenced by complex and interrelated political, economic, financial, judicial, force

PS-25

Risk Factors

majeure and other factors that can affect the respective underlying asset and the market values of the underlying assets or underlying constituents.

An investment in the Notes may be subject to risks associated with non-U.S. markets.

An underlying asset or underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Notes linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Notes and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where an underlying asset or underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR, (2) is substituted or replaced by another underlying asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an underlying ETF or underlying index that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Index sponsors may substitute or replace underlying constituents with non-U.S. underlying constituents in accordance with their own policies and procedures.

For any underlying ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Similarly, the levels of certain underlying indices that are comprised of underlying constituents which are quoted and traded in a non-U.S. currency may reflect the U.S. dollar value of such underlying constituents. Therefore, holders of Notes based upon an underlying ETF or these underlying indices may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying the ETF or underlying index, may be adversely affected and the value of the Notes may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Notes.

PS-26

Risk Factors

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying asset or underlying constituent that is quoted and traded in a non-U.S. currency.

The underlying asset return for the Notes may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any underlying asset or underlying constituents that are traded in currencies other than the U.S. dollar.

Although, as discussed above, an underlying asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Notes are denominated in U.S. dollars, and the calculation of the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the applicable underlying asset or underlying constituent is denominated. The amount we pay in respect of the Notes on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Notes”.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any underlying ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an underlying ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Increased volatility of the ETF can create further dislocations between the market value and net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If an underlying equity is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Notes is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender

PS-27

Risk Factors

the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

If an underlying equity is an ADR, the trading price of such ADRs and the trading price of the Notes linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Notes is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Notes is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If an underlying equity is an ADR, you should be aware that your Notes are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Notes.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND
ETFS WITH UNDERLYING COMMODITIES

In the case of Notes linked to a commodities index or an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Notes in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index or an ETF with underlying commodities and, therefore, the value of your Notes in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, such Notes may not offer direct exposure to commodity spot prices.

Your Notes may be linked to an index (or an ETF with underlying commodities) that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Notes may underperform a similar investment that is linked to commodity spot prices.

PS-28

Risk Factors

In the case of Notes linked to a commodities index or an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index that is a commodity index (or an ETF with underlying commodities) and, therefore, the value of your Notes.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Notes may be linked to an index (or an ETF with underlying commodities) that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index or ETF commodities included in any underlying index or underlying ETF and the markets for those index or ETF commodities during the term of your Notes. To the extent the index or ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index (or an ETF with underlying commodities) to which your Notes are linked and, accordingly, decrease the possibility of receiving a contingent coupon and the payment you receive at maturity if not previously called.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any underlying equity or any underlying constituent, or other derivative products based on any underlying equity or any underlying constituent may adversely affect any amount payable at maturity and the market value of the Notes.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable pricing date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of any underlying asset or underlying constituent and, therefore, the probability of any contingent coupon becoming payable and the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in any underlying asset or underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any underlying asset or underlying constituent and, therefore, the probability of any contingent coupon becoming payable and the amount payable at maturity and the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative

PS-29

Risk Factors

instruments with returns linked or related to changes in the performance of any underlying asset or underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Notes.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Notes, although they are not obligated to do so. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying asset and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of such underlying asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing level of any underlying asset or underlying constituent, as applicable, and, therefore, the probability of any contingent coupon becoming payable and the amount payable at maturity and the market value of the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the levels of the underlying assets or underlying constituents or the market value of, and your return on, the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in your Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset or underlying constituents to which the Notes are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing level of any underlying asset is less than its coupon barrier on any trading day during each observation period (including the final valuation date), whether a trigger event has occurred and, accordingly, the payment on the applicable call settlement date, coupon payment date or at maturity on the Notes. We may change the calculation agent after the settlement date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying asset has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See

PS-30

Risk Factors

“Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute an underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If an underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Notes.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Notes, we do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable supplement. If the IRS were successful in asserting an alternative treatment for the Notes, the timing and/or character of income on the Notes could be affected materially and adversely. Please read carefully the sections entitled “What are the Tax Consequences of the Notes?” in the summary section and “Supplemental U.S. Tax Considerations” herein. You should consult your tax advisor about your tax situation.

Further, there exists a potential risk that an investment in Notes that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership” transaction, which could result in part or all of any long term capital gain realized by you on sale, exchange, automatic call, redemption or maturity of a Note being recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

The IRS has released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities similar to the Notes purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities. It is not

PS-31

Risk Factors

possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

The U.S. withholding tax treatment of the contingent coupons is uncertain for non-U.S. holders.

The U.S. federal income tax treatment of the contingent coupons is unclear. Unless otherwise stated in the applicable supplements and subject to the discussions entitled “Supplemental U.S. Tax Considerations — Non-U.S. Holders — Section 871(m)” and “—Foreign Account Tax Compliance Act”, we currently do not intend to withhold any tax on any contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) and will not pay any additional amounts with respect to amounts so withheld. If you are a non-U.S. holder, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes in light of your particular circumstances.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuers and/or the jurisdictions of the underlying constituent issuers, as applicable).

PS-32

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes. The applicable supplement may use different defined terms than those used herein to describe the Notes.

Denomination

Unless otherwise specified in the applicable supplement, the Notes will have a $10 principal amount per Note and a minimum investment of 100 Notes (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Note. Purchases and sales of Notes with a $10 principal amount made in the secondary market, if any exists, are not subject to the minimum investment of 100 Notes. The principal amount may be referred to in the applicable supplement as the “stated principal amount”, or in such other manner as may be specified in the applicable supplement.

Contingent Coupon Feature

UBS will pay you the applicable contingent coupon for each Note you own during the term of the Notes, periodically in arrears on the applicable coupon payment date, which will be five business days following the relevant observation end date unless otherwise specified in the applicable supplement, if the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the applicable observation period. However, if the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable, and we will not pay you the contingent coupon applicable to such observation period.

The “contingent coupon” means, with respect to each observation period, a fixed amount based on equal installments at a per annum rate (the “contingent coupon rate”) specified in the applicable supplement. The applicable supplement may specify that the contingent coupon rate will be a variable or floating rate, in which case the contingent coupon will be a non-fixed amount based on unequal installments at such contingent coupon rate.

A “coupon barrier” is a specified level of each underlying asset specified in the applicable supplement that will be less than its respective initial level and will be based on a percentage of the initial level.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if the closing level of any underlying asset is less than its coupon barrier on any trading day during any observation period, UBS will not pay the contingent coupon on the corresponding coupon payment date.

The applicable supplement may indicate that payment of a contingent coupon will be determined by reference to the closing levels of the underlying assets on a single periodic date instead of each trading day during the relevant “observation period”. In this case, such applicable supplement may instead refer to a “coupon observation date” and may not reference an “observation period” or “observation end date”.

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation period in which the closing level of any underlying asset is less than its coupon barrier on any trading day during such observation period.

Payment upon Issuer Call

UBS may elect to call the Notes at its discretion in whole, but not in part (an “issuer call”), on or before on or before the last day of each observation period (the “observation end date”) other than the last observation period, regardless of the closing levels of any of the underlying assets during the observation period. If UBS elects to call the Notes,

PS-33

General Terms of the Notes

UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee by the applicable observation end date.

If UBS elects to call the Notes, the “call settlement date” will be the coupon payment date corresponding to the applicable observation end date.

Payment at Maturity

If UBS does not elect to call the Notes, at maturity UBS will pay you a cash payment, for each Note you hold, calculated as follows:

†	If a “trigger event” has not occurred, an amount equal to:

Principal Amount of $10.

†	If a “trigger event” has occurred, an amount equal to:

$10 x (1 + Underlying Asset Return of the Least Performing Underlying Asset).

As discussed above, if the closing level of each underlying asset is equal to or greater than its coupon barrier, UBS will also pay you the contingent coupon otherwise due on the maturity date.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect to call the Notes, you may lose a significant portion or all of your investment. Specifically, if UBS does not elect to call the Notes and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying asset return of the least performing underlying asset, and in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

The applicable supplement will specify the trade date, the settlement date, the potential call settlement dates, the observation periods, the observation end dates, the trigger observation dates, the coupon payment dates, the contingent coupon rate, the final valuation date and the maturity date, as well as the respective terms of each offering of the Notes, including the underlying assets.

Defined Terms Relating to Payments at Maturity for the Notes:

The “underlying asset return” for each underlying asset is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula:

Final Level - Initial Level

Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to:

†	an underlying equity, the closing level of such underlying equity on the trade date, or
†	an underlying index, the closing level of such underlying index on the trade date.

The initial level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity” and “— Reorganization Events for Notes Linked to an Underlying Equity”.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to:

PS-34

General Terms of the Notes

†	an underlying equity, the closing level of such underlying equity on the final valuation date, or
†	an underlying index, the closing level of such underlying index on the final valuation date.

The final level for each underlying asset will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity” and “— Reorganization Events for Notes Linked to an Underlying Equity”.

The “least performing underlying asset” means the underlying asset with the lowest underlying asset return as compared to the other underlying assets.

A “trigger level” is a specified level of each underlying asset that will be less than its respective initial level. The trigger level will be based on a percentage of the initial level and will be specified in the applicable supplement.

A “trigger event” is deemed to have occurred if the closing level of any underlying asset is less than its trigger level on any trigger observation date. If the applicable supplement indicates that the only trigger observation date is the final valuation date, such applicable supplement may instead refer to the "trigger observation date" as the “final valuation date” and may not reference a “trigger event”.

Coupon Payment Dates; Call Settlement Date

If UBS notifies the trustee on or before a given observation end date that it would like to call the Notes, the call settlement date will be the coupon payment date corresponding to such observation end date set forth in the applicable supplement, which will be five business days following such observation end date unless otherwise specified in the applicable supplement. The last potential coupon payment date will be the maturity date. As described under “— Observation End Dates” below, the calculation agent may postpone an observation end date — and therefore a call settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be an observation end date. We describe market disruption events under “— Market Disruption Events” below. Any contingent coupon payable on a coupon payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled coupon payment date.

Observation Periods

The first observation period for your Notes will consist of each day from but excluding the trade date to and including the first observation end date. Each subsequent observation period will consist of each day from but excluding an observation end date to and including the next following observation end date. As described under “— Market Disruption Events” below, the calculation agent may postpone any trading day during an observation period for an underlying asset if a market disruption event occurs or is continuing on such day with respect to such underlying asset. A postponement of any observation end date shall have no effect on any subsequent observation end dates.

Observation End Dates

The observation end dates for your Notes will be the dates set forth in the applicable supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying asset on any such day. In that event, the observation end date for such affected underlying asset will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an observation end date for the Notes be postponed by more than eight trading days. A postponement of an observation end date for any underlying asset will not affect the observation end date for any other underlying asset. In addition, a postponement of one or more observation end dates shall have no effect on any subsequent observation end dates.

If any observation end date specified in the applicable supplement occurs on a day that is not a trading day, such observation end date will be the next following trading day.

PS-35

General Terms of the Notes

Trigger Observation Date(s)

The trigger observation date(s) for your Notes will be the date(s) set forth in the applicable supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying asset on any such day. In that event, the trigger observation date for such affected underlying asset will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a trigger observation date for the Notes be postponed by more than eight trading days. A postponement of a trigger observation date for any underlying asset will not affect the trigger observation date for any other underlying asset. In addition, a postponement of one or more trigger observation dates shall have no effect on any subsequent trigger observation dates.

If any trigger observation date specified in the applicable supplement occurs on a day that is not a trading day, such trigger observation date will be the next following trading day.

Maturity Date

The maturity date for your Notes will be set forth in the applicable supplement. If UBS does not elect to call the Notes, the Notes will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. The last potential call settlement date will also be the maturity date. If the calculation agent postpones the final valuation date for any underlying asset, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date for the last underlying asset for which a final level is determined and the maturity date as existed prior to the postponement of the final valuation date for one or more underlying assets. As discussed below under “— Final Valuation Date”, the calculation agent may postpone the final valuation date for an underlying asset if a market disruption event with respect to such underlying asset occurs or is continuing on a day that would otherwise be the final valuation date for such underlying asset. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Final Valuation Date

If UBS does not elect to call the Notes, the final valuation date for each underlying asset will be on the final observation end date as set forth in the applicable supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying asset on that day. In that event, the final valuation date for the affected underlying asset will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing with respect to the affected underlying asset. In no event, however, will the final valuation date — and, therefore, the maturity date — for any underlying asset affected by a market disruption event be postponed by more than eight trading days. A postponement of the final valuation date for any underlying asset will not affect the final valuation date for any other underlying asset.

A postponement of the final valuation date for a particular offering of the Notes will not affect the final valuation date for any other offering of the Notes.

If the final valuation date specified in the applicable supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

Closing Level for an Underlying Equity

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying equity on any trading day means:

†

if an underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as

PS-36

General Terms of the Notes

amended (the “Exchange Act”), on which such underlying equity (or such other security) is listed or admitted to trading; or
†	if, following certain reorganization events affecting an underlying equity or following delisting or suspension of trading in an underlying equity, such underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events for Notes Linked to an Underlying Equity”); or
†	if an underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for an underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Closing Level for an Underlying Index

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying index on any trading day means:

†	the closing level of such underlying index; or
†	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the underlying constituents of such index, each as determined by the calculation agent.

Market Disruption Events

The calculation agent will determine the closing level of each underlying asset on each trading day during each observation period, trigger observation date and on the final valuation date. The determination of the closing level or final level with respect to those days may be postponed with respect to an underlying asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset on such date. If such a postponement occurs, the calculation agent will determine the closing level or final level, as applicable, of the affected underlying asset by reference to the closing level or final level, as applicable, for that underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset.

In no event, however, will any trading day during an observation period, any trigger observation date or the final valuation date be postponed by more than eight trading days. If the affected date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying asset on that day, the calculation agent will nevertheless determine the closing level or final level, as applicable, of the affected underlying asset on such day. In such an event, the calculation agent will make a good faith estimate of the closing level or final level, as applicable, for the underlying asset that would have prevailed in the absence of the market disruption event. If a market disruption event has occurred or is continuing with respect to an underlying asset on the originally-scheduled final valuation date, trigger observation date or observation end date, the maturity date, call settlement date or coupon payment date will be postponed to maintain the same number of business days leading to the relevant payment date as existed prior to the postponement(s). A postponement of any observation end date shall have no effect on any subsequent observation end dates.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event with respect to a particular underlying asset, the calculation agent may waive its right to postpone a day during an observation period, trigger observation date, and/or the final valuation date, as applicable, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level, as applicable, of such underlying asset with respect to such date.

PS-37

General Terms of the Notes

For the avoidance of doubt, if on any trading day during an observation period, a trigger observation date or the final valuation date the calculation agent determines that no market disruption event is occurring with respect to a particular underlying asset, the determination of the closing level or final level, as applicable, for that underlying asset will be made on such date irrespective of the occurrence of a market disruption event on that date with respect to one or more of the other underlying assets.

The calculation agent may also postpone the determination of the initial level of an underlying asset on the trade date specified in the applicable supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset on that date. If the trade date is postponed, the calculation agent may adjust the observation end dates, trigger observation dates, final valuation date and maturity date to ensure that the stated term of that offering of the Notes remains the same.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Market Disruption Events for an Underlying Equity

If a particular offering of the Notes is linked to an underlying equity, any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Notes, in each case as determined by the calculation agent:

†	a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
†	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to the target index of such ETF;
†	if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or
†	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Notes, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

†	a price change exceeding limits set by that market,
†	an imbalance of orders relating to those contracts, or
†	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Notes, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying equity:

†	a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
PS-38

General Terms of the Notes

†	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, if an underlying equity is an ETF, to the target index or underlying constituents of the ETF.

Market Disruption Events for an Underlying Index

If a particular offering of the Notes is linked to an underlying index, any of the following will be a market disruption event with respect to a particular underlying index related to a particular offering of the Notes, in each case as determined by the calculation agent:

†	a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
†	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;
†	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;
†	a change in the settlement price of any option or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
†	the settlement price is not published for any individual option or futures contract included in an underlying index;
†	an underlying index is not published; or
†	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events with respect to any underlying index:

†	a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of underlying constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
†	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying asset return, initial level, coupon barrier, trigger level, final level and the amount payable upon any call settlement date, coupon payment date or at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

PS-39

General Terms of the Notes

If the calculation agent determines that the publication of an underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating an underlying index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying asset return, initial level or final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying asset return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying asset return, initial levels, coupon barriers, trigger levels, final levels and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Antidilution Adjustments for Notes Linked to an Underlying Equity

For any offering of the Notes relating to an underlying equity, the initial level, coupon barrier, the trigger level, and/or final level, as applicable, or any other term of the Notes, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on beginning page PS-20.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, coupon barrier, trigger level and/or final level, as applicable, of the affected underlying equity or any other term of the Notes, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Notes is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the initial level, coupon barrier and the trigger level, as applicable, will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Notes.

If more than one event requiring an adjustment occurs with the same underlying equity, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, coupon barrier, trigger level and/or final level of the affected underlying equity for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event to achieve an equitable result.

PS-40

General Terms of the Notes

The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, coupon barrier, trigger level and/or final level, as applicable, of the affected underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, coupon barrier, trigger level and/or final level of the affected underlying equity. All terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Notes are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable supplement for your Notes, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying equity, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

†	a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of an underlying equity by way of bonus, capitalization or similar issue;
†	a distribution or dividend to existing holders of an underlying equity of:
▪	additional shares of an underlying equity as described under “— Stock Dividends or Distributions ” below,
▪	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of an underlying equity, as applicable, or
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General Terms of the Notes

▪	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
†	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying equity, as applicable, or other assets;
†	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
†	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and
†	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” beginning on page PS-20.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying equity is subject to a stock split or a reverse stock split, then the initial level, coupon barrier and the trigger level, as applicable, for the affected underlying equity will each be adjusted by dividing the prior initial level, prior coupon barrier and the prior trigger level by the number of shares that a holder of one share of the affected underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the initial level, coupon barrier and the trigger level, as applicable, for the affected underlying equity will each be adjusted by dividing the prior initial level, prior coupon barrier and the prior trigger level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the affected underlying equity.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The terms of the Notes will not be adjusted to reflect dividends or other distributions paid with respect to an underlying equity, other than:

†	stock dividends described under “— Stock Dividends or Distributions” above;
†	issuances of transferable rights and warrants with respect to an underlying equity as described under “— Transferable Rights and Warrants” below;
†	if an underlying equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events for Notes Linked to an Underlying Equity” beginning on page PS-43; and
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General Terms of the Notes

†	extraordinary cash dividends described below.

For any offering of the Notes, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for an underlying equity by an amount equal to at least 10% of the closing level of an underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, the initial level, coupon barrier and the trigger level, as applicable, for the affected underlying equity will each be adjusted by dividing the prior initial level, prior coupon barrier and prior trigger level by the ratio of the closing level of the affected underlying equity on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

†	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of the affected underlying equity minus the amount per share of the affected underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying equity; or
†	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in an underlying equity, or an issuance of rights or warrants with respect to an underlying equity that is also an extraordinary dividend, will result in adjustments to the initial level, coupon barrier and the trigger level, as applicable, or any other term of the Notes, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of an underlying equity issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing level of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, coupon barrier, trigger level and/or final level, as applicable, of the affected underlying equity, or any other terms of the Notes as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events for Notes Linked to an Underlying Equity

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	an underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;
(b)	the issuer of an underlying equity or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;
(c)	any statutory share exchange involving outstanding shares of an underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;
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(d)	the issuer of an underlying equity or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
(e)	the issuer of an underlying equity or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);
(f)	the issuer of an underlying equity or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the issuer of the underlying equity or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to an underlying equity occurs, then the determination of the closing level or final level, as applicable, for the affected underlying equity will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the affected underlying equity prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the affected underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the affected underlying equity that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying equity for that offering of the Notes. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, assume an offering of the Notes is linked to one underlying equity and the respective underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying equity for each Note in the particular offering to reflect any later stock split or any other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments for Notes Linked to an Underlying Equity”, as if the common shares were issued by the respective underlying equity issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property for an affected underlying equity if a reorganization event occurs and any amounts due on Notes, including the determination of the cash value of any distribution property, if necessary.

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General Terms of the Notes

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to an applicable underlying equity mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying equity for the particular offering of the Notes. Similarly, references to the respective underlying equity issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the relevant date of determination, the closing level of such non-U.S. securities as of such date will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying equity issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in an Underlying Equity” below) to replace such underlying equity that is affected by any such share-for cash event or issuer merger event (the “original underlying equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine whether the coupon barrier condition is satisfied and the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying equity exists, then the calculation agent will deem the closing level of the original underlying equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the underlying equity on each remaining trading day to, and including, the final valuation date.

If an ADR is serving as an underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

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General Terms of the Notes

Delisting or Suspension of Trading in an Underlying Equity

If a common stock serving as an underlying equity is delisted or trading of an underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity.

If a common stock serving as an underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the applicable underlying equity issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the applicable underlying equity issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Notes with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying equity that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group” classification, in each case as the issuer of the applicable underlying equity. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine whether the coupon barrier condition is satisfied and the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity”.

If the applicable underlying equity is delisted or trading of the applicable underlying equity is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying equity exists, then the calculation agent will deem the closing level of the applicable underlying equity on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable underlying equity on each remaining trading day to, and including, the final valuation date.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying equity, and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, to the affected underlying equity and any other term of the Notes and thereafter will determine whether the coupon barrier condition is satisfied and the closing level of the affected underlying equity by reference to the

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non-U.S. stock and may make such determinations by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of whether the coupon barrier condition is satisfied and the underlying asset return on the final valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity”, unless otherwise specified in the applicable supplement.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an underlying equity, as applicable.

If an ETF serving as an underlying equity is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine whether the coupon barrier condition is satisfied and the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, of the affected underlying equity and any other term of the Notes and thereafter will determine whether the coupon barrier condition is satisfied and the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying index or the underlying constituents of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in each case, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and

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determine the closing levels of the affected underlying equity by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of the series of Notes constituted by that Note. Although the terms of the Notes may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Notes. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. dollars, for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

†	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
†	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

†	no quotation of the kind referred to above is obtained; or
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General Terms of the Notes

†	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

†	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
†	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Notes upon an issuer call, coupon payment date or at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Regular Record Dates for Contingent Coupons

Unless otherwise specified in the applicable supplement, the regular record date relating to a payment for the Notes will be the business day prior to the coupon payment date.

Trading Day

In the case of an underlying equity, a “trading day” is a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such underlying equity is listed or admitted for trading. With respect to an underlying equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instrument is listed or admitted for trading. In the case of an underlying index, the calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the underlying constituents.

Business Day

When we refer to a business day with respect to your Notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. The settlement date, coupon payment dates, call settlement dates and maturity date for your Notes will be the dates specified in the applicable supplement, unless such specified date is not a business day, in which case the applicable date will be the next following business day.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the settlement date of your Notes without notice. The calculation agent will make all determinations regarding the payment at maturity, market disruption events, antidilution and reorganization adjustments, business days, trading days, the default amount, the initial levels, the final levels, the closing levels, the coupon barriers, the trigger levels, the least performing underlying asset, whether the coupon barrier condition is satisfied, the amount payable in respect of your Notes and all other determinations with respect to the Notes, in its sole discretion. Absent manifest

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General Terms of the Notes

error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable supplement.

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Use of Proceeds and Hedging

The net proceeds from the offering of the Notes will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases and sales of underlying assets and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on or after the applicable pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Notes, from time to time, we or our affiliates may:

†	acquire or dispose of long or short positions of an underlying equities and/or the underlying constituents;
†	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;
†	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset or underlying constituents;
†	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
†	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before the final valuation date for your Notes. That step may involve sales or purchases of the instruments described above. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Notes from time to time and the payment at maturity of your Notes. See “Risk Factors” beginning on page PS-17 of this product supplement for a discussion of these adverse effects.

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Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the Notes are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable supplements may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable supplements supersede the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your Notes upon initial issuance and hold your Notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

†	a dealer in securities or currencies,
†	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
†	a financial institution or a bank,
†	a regulated investment company or a real estate investment trust,
†	a life insurance company,
†	a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,
†	a person that owns Notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a "constructive sale" with respect to the Notes or a "wash sale" with respect to the Notes or any underlying asset, or
†	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, and changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Note, you should consult your own tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Note and you are: (i)  U.S. citizen or resident of the U.S., (ii) a domestic corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

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Supplemental U.S. Tax Considerations

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Notes.

In addition, we will not attempt to ascertain whether the issuer of any underlying equity or underlying equity constituent would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the sale, exchange, automatic call, redemption or maturity of a Note. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a Note are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Notes described below, possible treatment of the Notes as a "constructive ownership transaction" subject to the constructive ownership rules of Section 1260 of the Code (to the extent that issuer of an underlying equity or underlying equity constituent were treated as a "pass-thru entity") and as to the application of state, local or other tax laws to your investment in your Notes. The risk that the Notes would be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is greater than with other equity-linked securities that do not guarantee repayment of principal.

Tax Treatment of Notes

Unless otherwise specified in the applicable supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the underlying assets. The terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and U.S. holders will be consistent with such treatment. In purchasing your Notes, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Notes will be so treated.

Tax Consequences to U.S. Holders

Treatment of Contingent Coupons. Although the tax treatment of the contingent coupons is unclear, we intend to treat such contingent coupons (including any contingent coupon paid on or with respect to the maturity date or issuer call) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, for cash-basis taxpayers this would require such contingent coupons be included in income when received and for accrual basis taxpayers when the right to, and amount of, such contingent coupon is fixed.

Tax Treatment on Sale, Exchange, Issuer Call, or Redemption. Consistent with the tax characterization of the Notes set forth above, you should generally realize capital gain or loss on the sale, exchange, issuer call or redemption at maturity of your Notes in an amount equal to the difference between the amount realized (other than pursuant to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) at such time and your tax basis in the Notes. Your tax basis in a Note should generally be the price you paid for your Notes. Subject to the “constructive ownership” rules (discussed below), capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Notes prior to an observation end date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

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Supplemental U.S. Tax Considerations

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Notes described above. If the IRS were successful in asserting an alternative treatment of the Notes, the timing and character of income on your Notes could differ materially from our description herein.

Constructive Ownership.

To the extent an issuer of an underlying equity or underlying equity constituent is treated as a “pass-thru entity” for purposes of Section 1260 (e.g., a partnership, a regulated investment company or trust (such as shares of certain underlying equities that are ETFs), a PFIC, a REIT or certain other “pass-thru entities”), it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260. If the Notes were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the sale, exchange, issuer call, redemption or maturity of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain).

Contingent Payment Debt Instrument.

If the Notes have a term of greater than one year, it is possible that the Notes could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Notes are so treated, you would be required to accrue interest income as original issue discount over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes with the result that your taxable income in any year could differ significantly from the contingent coupons, if any, you receive in that year. You would recognize capital gain or loss upon the sale, exchange, issuer call, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Note and decreased by any contingent coupons. Any gain you recognize upon the sale, exchange, issuer call, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement.

If the rules governing contingent coupon obligations apply, special rules would apply to a person who purchases Notes at a price other than the adjusted issue price as determined for tax purposes.

Contingent Short-Term Debt Instrument.  If your Notes have a term of one year or less, it is possible that the Notes could be treated as debt instruments subject to special rules for short-term debt instruments. However, there are no specific rules dealing with short-term debt instruments that provide for contingent coupons. You should consult your tax advisor as to the tax consequences of such a characterization.

Other Alternative Treatments.  Additionally, it is possible that your Notes could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, you would be required to accrue interest income (which may exceed in any tax year any contingent coupons) on such deposit over the term of the Notes based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and if the Notes are not redeemed, you may realize short term capital loss on the maturity date.

Additionally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent coupons made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts and requires current accrual of income for some contracts already in existence. If the IRS or the U.S. Treasury Department successfully treated the Notes as notional principal contracts or publishes future guidance requiring current economic accrual for contingent coupons on forward or other derivative contracts, it is possible that you could be required to accrue income over the term of the Notes in excess of contingent coupons.

To the extent that an underlying asset includes commodities, it is possible that the IRS could assert that Section 1256 of the Code should apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes or the relevant portion of your Notes would be treated as 60% long-

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Supplemental U.S. Tax Considerations

term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value).

Furthermore, the IRS could possibly assert that (i) you should be treated as owning the components of an underlying asset, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the underlying asset, (iii) any gain or loss that you recognize upon the exchange or maturity of the Notes (including any amount attributable to an unpaid contingent coupon, as discussed above) should be treated as ordinary gain or loss (or as short-term capital gain or loss), (iv) you should be required to accrue interest income over the term of your Notes or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying asset that is attributable to ordinary income that is realized in respect of the component share or commodities that are part of the index to which your Notes relate.

Also, if an underlying asset or underlying constituent is an exchange traded fund, real estate investment trust, partnership, trust or passive foreign investment company (each, a “pass through entity”), it is also possible that the IRS could assert that your Notes (or a portion thereof) should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Notes (or a portion thereof) were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, issuer call, redemption or maturity of your Notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the pass through entity on the date that you purchased your Notes and sold such interest in the pass through entity on the date of the sale or maturity of the Notes. We will not attempt to ascertain whether the issuer of any underlying equity or underlying constituent would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuer of any underlying equity or underlying constituent.

It is also possible that the contingent coupons would be treated for U.S. federal income tax purposes as a return of capital which would reduce your tax basis in your Notes and result in greater gain or smaller loss on the sale, exchange, issuer call, redemption or maturity of your Notes.

You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations and treatments of your Notes for U.S. federal income tax purposes. Prospective investors in Notes should consult their tax advisors as to the tax consequences to them of purchasing Notes including any alternative characterizations and treatments.

Possible Change in Law

The IRS has announced in Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation was also proposed in 2007 that, if enacted, would have required holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is possible that any guidance or legislation that is adopted may extend to Notes such as described herein, in which case a U.S. holder may be required to accrue ordinary income over the term of the Notes in excess of any payments of contingent coupons. Prospective investors should consult their tax advisors regarding any potential alternative characterizations of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determines that some other treatment is more appropriate.

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Notes purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there might be no interest payments over the term of such securities. It is not possible

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Supplemental U.S. Tax Considerations

to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect Notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Notes or a sale of the Notes is not likely to be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their "net investment income", which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Asset Reporting

U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Backup Withholding and Information Reporting

Cash proceeds received from a disposition of a Note may be subject to information reporting. We expect that contingent coupons will be subject to information reporting unless you qualify for an exemption. Cash proceeds and contingent coupons may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a fully completed and validly executed applicable IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is

PS-56

Supplemental U.S. Tax Considerations

required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) and will not pay any additional amounts with respect to amounts so withheld.

In general, gain realized on the sale, exchange, issuer call, redemption or maturity of the Notes by a non-U.S. holder will not be subject to federal income tax, unless:

†	the gain with respect to the Notes is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., or
†	the non-U.S. holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange, issuer call, redemption or maturity and certain other conditions are satisfied, or has certain other present or former connections with the U.S.
†	If the gain realized on the sale, exchange, issuer call, redemption or maturity of the Notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether the issuer of any underlying equity or underlying constituent would be treated as a "United States real property holding corporation" within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as "United States real property interests" as defined in Section 897 of the Code. If the issuer of any underlying equity or underlying constituent and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a sale, exchange, issuer call, redemption or other taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying equity issuer or underlying constituent issuer as a United States real property holding corporation and the Notes as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the shares of the underlying assets), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Notes should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Notes under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying assets. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making

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Supplemental U.S. Tax Considerations

withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain "withholdable payments" made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term "foreign passthru payment" are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuers and/or the jurisdictions of the underlying constituent issuers, as applicable).

PS-58

Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Notes will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

PS-59

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement, the index supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement, the index supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement, the index supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

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